Exhibit 10.1

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

110 Chestnut Ridge Road

Suite 444

Montvale, New Jersey 07645

October 22, 2026

Dear Noteholder:

Reference is hereby made to that certain Promissory Notes (the “Notes”) of Transportation and Logistics Systems, Inc. (the “Company”) in the aggregate principal amounts of $75,000, and $100,000, respectively issued on January 9, 2026 and April 24, 2026, respectively, due to C/M CAPITAL MASTER FUND, LP. July 9, 2026 and October 24, 2026, respectively.

This letter agreement is to confirm that we agree to amend the due date for the outstanding principal and interest of the Note to be due and paid in full to December 31, 2026. Except as set forth herein, all of the terms and provisions of the Notes shall remain in full force and effect.

Very truly yours,

Transportation and Logistics Systems, Inc.

By:	/s/Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

C/M CAPITAL MASTER FUND, LP.

By:	/s/Jonathan Juncho
Name:	Jonathan Juncho
Title:	Managing Member